UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2014

Massive Interactive, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

56th Floor, 10 Lower Thames Street London EC3R 6AF, United Kingdom

(Address of Principal Executive Offices)

(214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2014, Massive Interactive, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with Gil Orbach (“Investor”) to issue a $1,000,000 in principal amount  promissory note (the “Note”) and warrants (the “Warrants”) to purchase an aggregate of 100,000 shares of the common stock, $0.001  par value (the “Common Stock”), of the Company (the “Offering”). The Note and Warrants were issued by the Company to the Investor on October 24, 2014.

The Note bears interest at a rate of 10.0% per annum, payable quarterly on the dates that are 3, 6, 9, and 12 months from the date of the Note. The Note will mature on October 24, 2015. The Company may not prepay the Note, unless approved in writing by Investor.  The Note holds first precedence with regard to any other creditors, instruments, or contractual obligations of the Company, and cannot be subordinated without the written approval of the Investor.   In the event that a party other than Investor or his affiliate (which specifically includes any entity controlled by Zachary Venegas or Scott Ogur) acquires 20% or more of the equity or assets of the Company (a “Change in Control”), Investor may demand that the principal and interest for one year shall become immediately due and payable.

The Warrants expire three years after their initial issuance date and may be exercised for a purchase price equal to $0.25 per share of Common Stock, subject to customary anti-dilution adjustments. In the event of a Change in Control, the exercise price of the Warrant shall reset to $0.05 per share and the number of shares of Common Stock underlying the Warrant shall increase to 550,000.

The Company intends to use the proceeds of the Offering for general corporate purposes.

The foregoing description of the Note and Warrant Purchase Agreement, Note and Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of these agreements. A copy of the Note and Warrant Purchase Agreement, Note and Warrant will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 2.03.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 3.02.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014

Massive Interactive, Inc.

/s/ Antaine Furlong

Antaine Furlong, Chief Financial Officer